Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 9, 2016, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 9, 2016.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Leah Andress	Andrea Simpson
Investor Relations Coordinator	Vice President, Marketing
301/998-8265	617/684-1511
landress@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2016 OPERATING RESULTS

ROCKVILLE, Md. (August 4, 2016) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2016. Highlights of the quarter and recent activity include:

•	Generated earnings per diluted share of $0.78 for the quarter compared to $0.63 in second quarter 2015.

•	Generated FFO per diluted share of $1.42 for the quarter compared to $1.06 in second quarter 2015 ($1.33 excluding prepayment premiums in second quarter 2015).

•	Generated same center property operating income growth of 3.5% (or 2.9% when properties under redevelopment are excluded).

•	Signed leases for 372,778 sf of comparable space at an average rent of $38.21 psf and achieved cash basis rollover growth on comparable spaces of 12%.

•	Named Dan Guglielmone as Executive Vice President, Chief Financial Officer and Treasurer effective August 15, 2016.

•	Increased the regular quarterly dividend rate on common shares to $0.98 per share, representing the 49th consecutive year of common dividend increases.

•	Subsequent to quarter end, opportunistically issued $250 million aggregate principal amount of 3.625% senior unsecured notes due August 1, 2046.

“We’re very pleased with our record second quarter results that continue to reflect the broad base of our business plan and strong progress in all of our business divisions and initiatives,” said Donald C. Wood, Federal Realty’s President and Chief Executive Officer. “Also particularly gratifying, was the opportunistic raise and strong execution of $250 million of 3.625% 30 year notes; the lowest coupon for a 30 year unsecured offering ever recorded by a REIT and again validating the cost of capital advantage that our company enjoys which, in turn, lowers the risk of our business plan execution”.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2016 OPERATING RESULTS
AUGUST 4, 2016

The issuance of the unsecured notes referenced above, which were used to pay down our short term line of credit, will be dilutive to 2016 earnings relative to our previous expectations by three to four cents per share. Accordingly, we are adjusting our 2016 guidance of FFO per diluted share to $5.62 to $5.68, and updated our earnings per diluted share guidance to $3.43 to $3.49.

Financial Results
Net income available for common shareholders was $55.8 million and earnings per diluted share was $0.78 for second quarter 2016 versus $43.5 million and $0.63, respectively, for second quarter 2015. Year-to-date Federal Realty reported net income available for common shareholders of $132.6 million and earnings per diluted share of $1.88. This compares to net income available for common shareholders of $89.5 million and earnings per diluted share of $1.30 for the six months ended June 30, 2015.

In the second quarter 2016, Federal Realty generated funds from operations available for common shareholders (FFO) of $102.2 million, or $1.42 per diluted share. This compares to FFO of $73.9 million, or $1.06 per diluted share, in second quarter 2015. Excluding the early extinguishment of debt charge in second quarter 2015, FFO per diluted share was $1.33. Year-to-date, Federal Realty reported FFO of $199.8 million, or $2.80 per diluted share. This compares to FFO of $161.2 million, or $2.32 per diluted share for the six months ended June 30, 2015. Excluding the early extinguishment of debt charge in 2015, FFO per diluted share for the six months ended June 30, 2015 was $2.59.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release in addition to Form 8-K that was filed.

Portfolio Results
In the second quarter 2016, same-center property operating income increased 3.5% including redevelopment and expansion properties, and 2.9% excluding redevelopment and expansion properties.

The overall portfolio was 94.5% leased as of June 30, 2016, compared to 94.1% on March 31, 2016 and 95.7% on June 30, 2015. Federal Realty’s same-center portfolio was 95.9% leased on June 30, 2016, compared to 95.6% on March 31, 2016 and 96.4% on June 30, 2015.

During second quarter 2016, the Trust signed 103 leases for 467,364 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 372,778 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 12%. The average contractual rent on this comparable space for the first year of the new lease is $38.21 per square foot compared to the average contractual rent of $34.13 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2016 OPERATING RESULTS
AUGUST 4, 2016

year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 25% for second quarter 2016.

Summary of Other Quarterly Activities and Recent Developments

•
July 12, 2016 - Federal Realty closed on the public offering of $250 million aggregate principal amount of 3.625% senior unsecured notes due August 1, 2046. The notes were offered at 97.756% of the principal amount with a yield to maturity of 3.750%

•
July 13, 2016 - Federal Realty announced the appointment of Dan Guglielmone to the position of Executive Vice President, Chief Financial Officer and Treasurer effective August 15, 2016. Mr. Guglielmone will be a member of the Firm's Executive and Investment Committees and will be responsible for all capital markets activity along with east coast acquisitions. In addition, he will be responsible for the oversight of the accounting, financial reporting and investor relations functions. Dan will be based at Federal's headquarters in Rockville, Md.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees increased the regular dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.98 per share, resulting in an indicated annual rate of $3.92 per share. The regular common dividend will be payable on October 17, 2016, to common shareholders of record on September 22, 2016. This increase represents the 49th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector, and among the longest such records for publically traded companies in the US.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2016 earnings conference call, which is scheduled for August 5, 2016, at 11 a.m. Eastern Time. To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 24393436 (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through August 12, 2016 by dialing (855) 859-2056 and using the passcode 24393436.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
SECOND QUARTER 2016 OPERATING RESULTS
AUGUST 4, 2016

urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 96 properties include over 2,800 tenants, in approximately 22 million square feet, and over 1,800 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 49 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 9, 2016, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2016.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2016
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$192,935	$175,884	$388,243	$357,050
Other property income	3,488	4,420	5,800	6,885
Mortgage interest income	1,558	1,157	2,282	2,318
Total revenue	197,981	181,461	396,325	366,253
EXPENSES
Rental expenses	36,978	32,623	79,797	74,062
Real estate taxes	23,397	20,667	46,191	41,061
General and administrative	9,036	9,299	17,046	18,152
Depreciation and amortization	48,435	42,671	96,234	84,655
Total operating expenses	117,846	105,260	239,268	217,930
OPERATING INCOME	80,135	76,201	157,057	148,323
Other interest income	77	74	180	103
Interest expense	(23,101)	(23,445)	(46,830)	(47,613)
Early extinguishment of debt	—	(19,072)	—	(19,072)
Income from real estate partnerships	—	406	41	626
INCOME FROM CONTINUING OPERATIONS	57,111	34,164	110,448	82,367
Gain on change in control of interests and sale of real estate	1,787	11,509	27,513	11,509
NET INCOME	58,898	45,673	137,961	93,876
Net income attributable to noncontrolling interests	(2,957)	(2,041)	(5,065)	(4,058)
NET INCOME ATTRIBUTABLE TO THE TRUST	55,941	43,632	132,896	89,818
Dividends on preferred shares	(135)	(135)	(271)	(271)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$55,806	$43,497	$132,625	$89,547
EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.78	$0.46	$1.50	$1.13
Gain on change in control of interests and sale of real estate, net	0.01	0.17	0.38	0.17
	$0.79	$0.63	$1.88	$1.30
Weighted average number of common shares, basic	70,797	68,531	70,270	68,449
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.77	$0.46	$1.50	$1.13
Gain on change in control of interests and sale of real estate, net	0.01	0.17	0.38	0.17
	$0.78	$0.63	$1.88	$1.30
Weighted average number of common shares, diluted	70,974	68,713	70,451	68,638

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2016
	June 30,	December 31,
	2016	2015
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,206,112 and $1,192,336 of consolidated variable interest entities, respectively)	$5,951,546	$5,630,771
Construction-in-progress	506,843	433,635
	6,458,389	6,064,406
Less accumulated depreciation and amortization (including $192,445 and $176,057 of consolidated variable interest entities, respectively)	(1,651,549)	(1,574,041)
Net real estate	4,806,840	4,490,365
Cash and cash equivalents	18,622	21,046
Accounts and notes receivable, net	114,431	110,402
Mortgage notes receivable, net	41,618	41,618
Investment in real estate partnerships	9,807	41,546
Prepaid expenses and other assets	197,150	191,582
TOTAL ASSETS	$5,188,468	$4,896,559
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $443,766 and $448,315 of consolidated variable interest entities, respectively)	$476,155	$481,084
Capital lease obligations	71,605	71,620
Notes payable	383,582	341,961
Senior notes and debentures	1,733,611	1,732,551
Accounts payable and accrued expenses	171,982	146,532
Dividends payable	67,931	66,338
Security deposits payable	15,868	15,439
Other liabilities and deferred credits	118,646	121,787
Total liabilities	3,039,380	2,977,312
Commitments and contingencies
Redeemable noncontrolling interests	126,102	137,316
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par: 5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 71,417,253 and 69,493,392 shares issued and outstanding, respectively	716	696
Additional paid-in capital	2,645,984	2,381,867
Accumulated dividends in excess of net income	(725,665)	(724,701)
Accumulated other comprehensive loss	(7,293)	(4,110)
Total shareholders’ equity of the Trust	1,923,739	1,663,749
Noncontrolling interests	99,247	118,182
Total shareholders’ equity	2,022,986	1,781,931
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,188,468	$4,896,559

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
June 30, 2016
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$58,898	$45,673	$137,961	$93,876
Net income attributable to noncontrolling interests	(2,957)	(2,041)	(5,065)	(4,058)
Gain on change in control of interests and sale of real estate, net	(701)	(11,509)	(26,427)	(11,509)
Depreciation and amortization of real estate assets	42,299	37,726	84,027	75,010
Amortization of initial direct costs of leases	4,265	3,676	8,469	7,116
Funds from operations	101,804	73,525	198,965	160,435
Dividends on preferred shares	(135)	(135)	(271)	(271)
Income attributable to operating partnership units	792	808	1,647	1,641
Income attributable to unvested shares	(264)	(256)	(569)	(573)
FFO (2)	$102,197	$73,942	$199,772	$161,232
Weighted average number of common shares, diluted	71,816	69,647	71,327	69,581
FFO per diluted share (2)	$1.42	$1.06	$2.80	$2.32

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$95,413	$73,023	$165,221	$128,628
Tenant improvements and incentives	8,269	6,475	15,428	10,786
Total non-maintenance capital expenditures	103,682	79,498	180,649	139,414
Maintenance capital expenditures	5,492	3,334	7,181	5,089
Total capital expenditures	$109,174	$82,832	$187,830	$144,503

Dividends and Payout Ratios
Regular common dividends declared	$67,018	$60,043	$133,589	$119,795

Dividend payout ratio as a percentage of FFO (2)	66%	81%	67%	74%

Notes:

1)	See Glossary of Terms.

2)
If the $19.1 million early extinguishment of debt charge in 2015 was excluded, our FFO for the three and six months ended June 30, 2015 would have been $92.9 million and $180.2 million, respectively, and FFO per diluted share would have been $1.33 and $2.59, respectively. Additionally, the dividend payout ratio as a percentage of FFO for the three and six months ended June 30, 2015 would have been 65% and 66%, respectively.

Federal Realty Investment Trust
Market Data
June 30, 2016
	June 30,
	2016	2015
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	72,186	70,055
Market price per common share	$165.55	$128.09
Common equity market capitalization including operating partnership units	$11,950,392	$8,973,345

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$11,960,392	$8,983,345

Total debt (3)	2,664,953	2,525,859

Total market capitalization	$14,625,345	$11,509,204

Total debt to market capitalization at the current market price	18%	22%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	96%	95%
Variable rate debt	4%	5%
	100%	100%
Notes:

1)	Amounts include 768,765 and 934,405 operating partnership units outstanding at June 30, 2016 and 2015, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and debt issuance costs from our consolidated balance sheet. The June 30, 2016 and 2015 balances are net of debt issuance costs of $14.0 million and $13.6 million, respectively, reflecting our January 1, 2016 adoption of ASU 2015-03, "Simplifying the Presentation of Debt Issuance Costs." See Note 2 of our June 30, 2016 Form 10-Q for additional information regarding the adoption.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
June 30, 2016
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)
Minimum rents
Retail and commercial (1)	$137,432	$125,688	$272,018	$250,001
Residential	12,141	10,554	23,590	20,941
Cost reimbursements	36,637	33,535	78,439	74,422
Percentage rent	2,482	2,503	5,551	5,267
Other	4,243	3,604	8,645	6,419
Total rental income	$192,935	$175,884	$388,243	$357,050

Notes:

1)
Minimum rents include $2.7 million and $1.8 million for the three months ended June 30, 2016 and 2015, respectively, and $4.7 million and $3.1 million for the six months ended June 30, 2016 and 2015, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million and $0.6 million for the three months ended June 30, 2016 and 2015, respectively, and $0.7 million and $1.3 million for the six months ended June 30, 2016 and 2015, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
June 30, 2016
	As of June 30, 2016
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (4)
			(in thousands)
Mortgages Payable
Secured fixed rate
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	43,054
The Grove at Shrewsbury (West)	3/1/2018	6.38%	10,910
Rollingwood Apartments	5/1/2019	5.54%	21,502
The Shops at Sunset Place	9/1/2020	5.62%	69,602
29th Place	1/31/2021	5.91%	4,655
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	73,536
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,723
Subtotal			469,187
Net unamortized premium and debt issuance costs			6,968
Total mortgages payable			476,155		4.49%

Notes payable
Unsecured fixed rate
Term loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,549
Unsecured variable rate
Escondido (Municipal bonds) (2)	10/1/2016	0.45%	9,400
Revolving credit facility (3)	4/20/2020	LIBOR + 0.825%	95,000
Subtotal			384,949
Net unamortized debt issuance costs			(1,367)
Total notes payable			383,582		2.53%	(5)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
Subtotal			1,744,200
Net unamortized premium and debt issuance costs			(10,589)
Total senior notes and debentures			1,733,611		4.00%

Capital lease obligations
Various	Various through 2106	Various	71,605		8.04%
Total debt and capital lease obligations			$2,664,953

Total fixed rate debt and capital lease obligations			$2,560,553	96%	4.10%
Total variable rate debt			104,400	4%	1.26%	(5)
Total debt and capital lease obligations			$2,664,953	100%	3.99%	(5)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (6)(7)	4.70	x	4.57	x	5.04	x	4.23	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (6)(7)	4.63	x	4.17	x	4.55	x	4.03	x
Including early extinguishment of debt:
Ratio of EBITDA to combined fixed charges and preferred share dividends (6)	4.70	x	2.74	x	5.04	x	3.18	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (6)	4.63	x	2.50	x	4.55	x	3.04	x

Notes:

1)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

2)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The Escondido Promenade property is not encumbered by a lien.

3)
The maximum amount drawn under our revolving credit facility during the three and six months ended June 30, 2016 was $171.0 million and $251.5 million, respectively. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three and six months ending June 30, 2016, was 1.26% and 1.29%, respectively. On April 20, 2016, we upsized our existing $600.0 million revolving credit facility to $800.0 million and extended the maturity date to April 20, 2020. We also lowered the spread over LIBOR to 82.5 basis points, from 90 basis points.

4)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, and debt issuance costs, if applicable, except as described in Note 6.

5)
The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $95.0 million balance on June 30, 2016. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

6)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a gain on the sale of real estate of $1.8 million for the three months ended June 30, 2016, and a gain on change in control of interests and sale of real estate of $27.5 million for the six months ended June 30, 2016. For the three and six months ended June 30, 2015, EBITDA includes a gain on sale of real estate of $11.5 million. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

7)
Fixed charges for the three and six months ended June 30, 2015 exclude the $19.1 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 6.20% senior notes.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2016
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2016	$3,138	$9,400		$12,538		0.5%	0.5%	1.4%
2017	6,228	216,732		222,960		8.3%	8.8%	4.8%
2018	5,519	285,502		291,021		10.9%	19.7%	2.9%
2019	5,449	20,160		25,609		1.0%	20.7%	5.7%
2020	4,763	305,593	(1)(5)	310,356		11.6%	32.3%	4.1%	(4)
2021	3,101	253,625		256,726		9.6%	41.9%	2.8%
2022	1,228	366,323		367,551		13.8%	55.7%	3.5%
2023	1,253	330,010		331,263		12.4%	68.1%	3.9%
2024	1,054	300,000		301,054		11.3%	79.4%	4.2%
2025	540	—		540		—%	79.4%	—%
Thereafter	19,623	530,700	(5)	550,323		20.6%	100.0%	4.9%
Total	$51,896	$2,618,045		$2,669,941	(2)	100.0%
Notes:

1)	As of June 30, 2016, there was $95.0 million outstanding on our $800.0 million revolving credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of June 30, 2016.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

5)
On July 12, 2016, we issued $250.0 million of fixed rate senior notes that mature on August 1, 2046 and bear interest at 3.625%. The net proceeds from this note offering were used to repay the outstanding balance on our revolving credit facility, as well as other general expenses.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
June 30, 2016

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 234,500 square feet of office space, and 670 parking spaces	9%	$110 - $115	$74	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	8%	$88	$82	2017
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building and conversion of office space into 39,000 square feet of retail anchor space to accommodate new tenant	7%	$23	$20	2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$21	Stabilized
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$2	2018
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$16	$4	2017
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$12	2016
Melville Mall	Huntington, NY	Redevelopment of 92,000 square foot vacant anchor space to convert into two anchor spaces for a value retailer and a sporting goods tenant and revamp current anchor space	6%	$15	$7	2016
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$2	2018
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	7%	$5	$3	2017
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	10%	$5	$3	2017
Willow Lawn	Richmond, VA	Construction of two new in-line retail spaces totaling 17,400 square feet	8%	$5	$4	2016
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	8%	$4	$1	2017
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$1	2017
Mercer Mall	Lawrenceville, NJ	Demolition of existing 3,000 square foot pad building to allow for construction of a multi-restaurant pad building totaling 5,600 square feet	10%	$2	$0	2016
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	7%	$2	$2	2016
Total Active Redevelopment projects (4)			8%	$346 - $351	$238

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
June 30, 2016

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)		Costs to Date		Anticipated Stabilization	Expected Opening Timeframe
					(in millions)		(in millions)
Phases delivered

Pike & Rose - Phase I	North Bethesda, MD	Phase I consists of 493 residential units, 159,000 square feet of retail, and 80,000 square feet of office space.	7%		$265 - $270	(4)	$260	(4)	2015/2016	•174 unit residential building opened late June 2014 and achieved stabilized occupancy in Q1 2015. •Retail and office space 100% occupied. •319 unit residential building delivered.
Assembly Row - Phase I	Somerville, MA	Initial phase consists of 445 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 331,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop has been constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5 - 6%	(5)	$196		$196	(5)	2015/2016	•Project is 100% occupied. •T Station opened in September 2014
		Total Phases delivered	6 - 7%		$461 - $466		$456

Phases under construction

Pike & Rose - Phase II	North Bethesda, MD	Ground up mixed use development. Phase II consists of 190,000 square feet of retail, 272 residential units, and a 177 room hotel. Added pre-leased auto dealership building.	7%		$200 - $207		$70		2018/2019	Projected opening - late 2017/2018
	North Bethesda, MD	104 for-sale condominium units	-	(6)	$53 - $58		$15
Assembly Row - Phase II	Somerville, MA	Second phase of development consists of 167,000 square feet of retail, 447 residential units, and a 160 room boutique hotel. Additionally, there will be approximately 700,000 square feet of office space constructed by Partners HealthCare.	7%	(5)	$270 - $285		$124		2018/2019	Projected opening - late 2017/2018
	Somerville, MA	134 for-sale condominium units	-	(6)	$70 - $75		$16
		Total Phases under construction	7%	(6)	$593 - $625		$225

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)	Excludes approximately $4 million of costs incurred to date of which we have claims for recovery against 3rd parties.
(5)
Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our 50% share of the costs of our investment in the hotel.

(6)	Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
June 30, 2016

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Pike 7	Vienna, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Assembly Row	Somerville, MA	Fresh Meadows	Queens, NY
	Barracks Road	Charlottesville, VA	Montrose Crossing	Rockville, MD
	Bethesda Row	Bethesda, MD	Northeast	Philadelphia, PA
	Brick	Brick, NJ	The Shops at Sunset Place	South Miami, FL
	CocoWalk	Coconut Grove, FL	Third Street Promenade	Santa Monica, CA
	Crossroads	Highland Park, IL	Troy	Parsippany, NJ
	Darien	Darien, CT	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Graham Park Plaza	Falls Church, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 834 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 736 residential units.
(3)	Santana Row	Remaining entitlements include approximately 634,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
2016 Significant Acquisitions and Disposition
June 30, 2016

2016 Significant Acquisitions

On January 13, 2016, we acquired our partner's 70% interest in our joint venture arrangement (the "Partnership") with affiliates of a discretionary fund created and advised by Clarion Partners ("Clarion") for $153.7 million, which included $130 million of cash and the assumption of mortgage loans totaling $34.4 million. As a result of the transaction, we gained control of the six underlying properties and effective January 13, 2016, have consolidated the properties. We also recognized a gain on acquisition of the controlling interest of $25.7 million related to the difference between the carrying value and fair value of the previously held equity interest.

Property	City/State	GLA	Principal Tenants
		(in square feet)
Atlantic Plaza	North Reading, MA	123,000	Stop & Shop
Barcroft Plaza	Falls Church, VA	100,000	Harris Teeter / Bank of America
Campus Plaza	Bridgewater, MA	116,000	Roche Bros. / Burlington Coat Factory
Free State Shopping Center	Bowie, MD	265,000	Giant Food / TJ Maxx / Ross Dress For Less / Office Depot
Greenlawn Plaza	Greenlawn, NY	106,000	Greenlawn Farms / Tuesday Morning
Plaza del Mercado	Silver Spring, MD	96,000	CVS
	Total GLA	806,000

2016 Disposition

On May 12, 2016, an unconsolidated joint venture that we hold an interest in, sold a building in Coconut Grove, Florida. Our share of the gain, net of noncontrolling interests, was $0.7 million.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	(8)	Washington, DC-MD-VA	2006-2007	$37,163		100,000	82%	46,000	Harris Teeter	Bank of America
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	223,606		533,000	95%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	96,304		325,000	98%	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,848		35,000	66%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	13,182		144,000	97%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,858		248,000	99%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center	(8)	Washington, DC-MD-VA	2007	61,593		265,000	95%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	2001	37,519		119,000	100%			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	26,690		207,000	92%			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	34,551		261,000	93%	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,763		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	55,484		389,000	81%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,885		236,000	92%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	153,755	73,536	366,000	92%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	83,343		569,000	96%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1976	6,434		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,739		227,000	98%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	96,770		299,000	85%	45,000	Harris Teeter	Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007/2012	406,511		251,000	100%			iPic Theater / Sport & Health / Gap / Gap Kids
Pike 7 Plaza		Washington, DC-MD-VA	1997/2015	41,949		164,000	99%			DSW / Staples / TJ Maxx
Plaza del Mercado	(8)	Washington, DC-MD-VA	2004	35,194		96,000	91%			CVS
Quince Orchard		Washington, DC-MD-VA	1993	37,163		267,000	96%	19,000	Aldi	L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	50,713	4,483	187,000	94%	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	10,350	21,502	N/A	97%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,700		49,000	86%			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,472		112,000	87%	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,595		49,000	95%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	63,101	6,565	265,000	89%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	19,180		83,000	98%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,781,415		6,011,000	93%

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,311		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	2005/2007	87,472		241,000	96%	32,000	Sprouts	Orchard Supply Hardware / Rite Aid
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	177,031		439,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target / Nordstrom Rack
Escondido Promenade	(3)	San Diego, CA	1996/2010	46,967		298,000	97%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,854		24,000	100%
Hollywood Blvd		Los Angeles-Long Beach, CA	1999	46,640		179,000	91%			DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(5)	San Jose, CA	1998	11,626		79,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,830		98,000	98%			Anthropologie / Banana Republic / Gap

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach, CA	2011/2015	275,020	175,000	466,000	98%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	766,910		652,000	98%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
San Antonio Center	(3) (5)	San Francisco-Oakland-San Jose, CA	2015	73,013		376,000	95%	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	79,180		209,000	99%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	147,696		638,000	98%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	35,455		105,000	82%
		Total California		1,809,005		3,873,000	97%

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	65,052		422,000	71%			AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,875	11,500	98,000	98%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,648		95,000	97%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	83,311		404,000	100%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenlawn Plaza	(8)	Nassau-Suffolk, NY	2006	31,680		106,000	94%	46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	14,127		36,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,688		134,000	100%	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,922		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	13,620		74,000	93%			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	77,903		247,000	73%			Dick’s Sporting Goods / Marshalls / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	2003	119,602	55,650	528,000	99%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	123,395	53,964	192,000	99%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	34,966		211,000	68%			L.A. Fitness
		Total NY Metro/New Jersey		731,789		2,826,000	90%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,738		265,000	94%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	41,592		294,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,919		268,000	96%	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,816		156,000	98%	75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	1985	21,881		219,000	100%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	32,317		364,000	95%	53,000	Acme Markets	Brightwood Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	25,841		288,000	87%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,990		124,000	89%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	30,007		211,000	98%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	42,278		251,000	100%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		286,379		2,440,000	96%

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011, 2013	527,832		761,000	100%			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Atlantic Plaza	(8)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	24,031		123,000	92%	64,000	Stop & Shop
Campus Plaza	(8)	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	30,128		116,000	96%	46,000	Roche Bros.	Burlington Coat Factory
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,841	6,723	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,388		241,000	92%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	147,756		223,000	95%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,367		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,310		149,000	100%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	15,256		169,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		850,909		2,052,000	98%

South Florida
Cocowalk	(3) (7)	Miami-Ft Lauderdale	2015	99,642		216,000	80%			Cinepolis Theaters / Gap / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	2008/2014	61,547		196,000	85%	44,000	Winn Dixie	CVS
The Shops at Sunset Place	(3)	Miami-Ft Lauderdale	2015	117,759	69,602	515,000	88%			AMC Theatres / L.A. Fitness / Barnes & Noble / GameTime
Tower Shops		Miami-Ft Lauderdale	2011/2014	94,822		394,000	98%	12,000	Trader Joe's	Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		373,770		1,321,000	90%

Baltimore
Governor Plaza		Baltimore, MD	1985	27,172		243,000	100%	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	30,731		395,000	100%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	100,758	52,705	305,000	99%			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,455		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,157		80,000	96%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	38,414		73,000	97%
		Total Baltimore		239,687		1,128,000	99%

Chicago
Crossroads		Chicago, IL	1993	32,236		168,000	91%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	34,972		316,000	97%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Michaels
Garden Market		Chicago, IL	1994	13,105		140,000	99%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,485		129,000	85%	77,000	Jewel Osco
		Total Chicago		96,798		753,000	94%

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2016
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Other
Barracks Road		Charlottesville, VA	1985	63,295		498,000	98%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	30,090		266,000	94%	74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	1986	28,324		153,000	95%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,572		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	1980	13,623	4,907	127,000	95%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,597	4,655	169,000	98%			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	93,136		460,000	93%	66,000	Kroger	DSW / Old Navy / Staples / Ross Dress For Less
		Total Other		288,637		1,890,000	96%

Grand Total				$6,458,389	$540,792	22,294,000	95%

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgage payables.

(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	This property includes partial interests in eight buildings in addition to our initial acquisition.
(8)
On January 13, 2016, we acquired the 70% controlling interest in these properties and now own the properties 100%. The year acquired reflects the year we first acquired an equity interest in the property.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2016

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2016	91	100%	372,778	$38.21	$34.13	$1,522,734	12%	25%	6.6	$8,100,475	$21.73
1st Quarter 2016	85	100%	398,820	$33.53	$29.67	$1,541,181	13%	24%	8.3	$12,405,156	$31.10	(7)
4th Quarter 2015	88	100%	380,714	$31.88	$26.00	$2,238,079	23%	35%	8.0	$16,261,721	$42.71	(7)
3rd Quarter 2015	76	100%	478,411	$26.98	$22.69	$2,051,021	19%	33%	8.0	$10,113,482	$21.14	(7)
Total - 12 months	340	100%	1,630,723	$32.29	$27.79	$7,353,015	16%	29%	7.7	$46,880,834	$28.75

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2016	33	36%	105,307	$43.13	$34.97	$858,882	23%	40%	9.0	$7,235,818	$68.71
1st Quarter 2016	28	33%	154,121	$31.02	$25.57	$838,752	21%	35%	11.3	$8,590,661	$55.74	(7)
4th Quarter 2015	29	33%	191,931	$30.57	$21.14	$1,810,518	45%	54%	10.1	$14,704,178	$76.61	(7)
3rd Quarter 2015	36	47%	106,574	$47.91	$42.13	$615,619	14%	32%	9.9	$6,248,270	$58.63	(7)
Total - 12 months	126	37%	557,933	$36.37	$28.98	$4,123,771	26%	40%	10.1	$36,778,927	$65.92

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2016	58	64%	267,471	$36.28	$33.79	$663,852	7%	19%	5.4	$864,657	$3.23
1st Quarter 2016	57	67%	244,699	$35.12	$32.25	$702,429	9%	18%	6.6	$3,814,495	$15.59
4th Quarter 2015	59	67%	188,783	$33.21	$30.95	$427,561	7%	20%	6.1	$1,557,543	$8.25
3rd Quarter 2015	40	53%	371,837	$20.98	$17.12	$1,435,402	23%	33%	6.7	$3,865,212	$10.39
Total - 12 months	214	63%	1,072,790	$30.17	$27.16	$3,229,244	11%	22%	6.2	$10,101,907	$9.42

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2016					103	467,364		$35.66	6.9	$9,864,863	$21.11
1st Quarter 2016					92	419,781		$33.45	8.3	$14,483,247	$34.50
4th Quarter 2015					99	439,061		$31.87	8.2	$17,663,207	$40.23
3rd Quarter 2015					95	560,884		$28.92	8.3	$12,254,941	$21.85
Total - 12 months					389	1,887,090		$32.28	7.9	$54,266,258	$28.76

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $5.2 million ($8.22 per square foot) in 1st Quarter 2016, $10.2 million ($21.74 per square foot) in 4th Quarter 2015, and $0.5 million ($0.72 per square foot) in 3rd Quarter 2015 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Brick Plaza, Congressional Plaza, Del Mar Village, Melville Mall, Mercer Mall, Quince Orchard Shopping Center, Westgate Center) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
June 30, 2016

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2016	109,000	1%	$17.55	443,000	5%	$30.49	552,000	3%	$27.93
2017	1,027,000	8%	$18.97	1,049,000	13%	$36.55	2,076,000	10%	$27.85
2018	1,496,000	12%	$15.47	1,078,000	13%	$38.62	2,574,000	12%	$25.16
2019	1,837,000	15%	$18.99	914,000	11%	$37.30	2,751,000	13%	$25.07
2020	1,157,000	9%	$16.48	1,015,000	12%	$38.57	2,172,000	11%	$26.80
2021	1,501,000	12%	$19.34	956,000	12%	$39.10	2,457,000	12%	$27.02
2022	1,290,000	11%	$15.83	663,000	8%	$37.24	1,953,000	9%	$23.10
2023	410,000	3%	$21.65	537,000	7%	$39.92	947,000	5%	$32.01
2024	567,000	5%	$18.38	503,000	6%	$42.67	1,071,000	5%	$29.80
2025	745,000	6%	$21.43	600,000	7%	$36.84	1,344,000	7%	$28.31
Thereafter	2,247,000	18%	$20.43	521,000	6%	$44.87	2,768,000	13%	$25.03
Total (3)	12,386,000	100%	$18.50	8,279,000	100%	$38.31	20,665,000	100%	$26.43

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2016	23,000	0%	$19.50	358,000	4%	$30.52	381,000	2%	$29.85
2017	187,000	1%	$25.11	670,000	8%	$36.94	856,000	4%	$34.36
2018	188,000	2%	$18.33	606,000	7%	$40.20	794,000	4%	$35.04
2019	453,000	4%	$21.16	568,000	7%	$38.22	1,021,000	5%	$30.64
2020	159,000	1%	$21.22	604,000	7%	$38.24	764,000	4%	$34.69
2021	360,000	3%	$21.39	561,000	7%	$41.90	921,000	4%	$33.87
2022	179,000	1%	$28.23	581,000	7%	$35.82	760,000	4%	$34.03
2023	368,000	3%	$17.28	457,000	6%	$40.63	825,000	4%	$30.22
2024	447,000	4%	$18.08	414,000	5%	$42.44	861,000	4%	$29.80
2025	278,000	2%	$18.94	531,000	7%	$36.95	809,000	4%	$30.77
Thereafter	9,744,000	79%	$17.97	2,929,000	35%	$38.32	12,673,000	61%	$22.67
Total (3)	12,386,000	100%	$18.50	8,279,000	100%	$38.31	20,665,000	100%	$26.43

Notes:
(1)	Anchor is defined as a retail tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2016.
(3)	Represents occupied square footage as of June 30, 2016.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2016

Overall Portfolio Statistics (1)	At June 30, 2016			At June 30, 2015

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	22,294,000	21,078,000	94.5%	20,825,000	19,930,000	95.7%

Residential Properties (units)	1,867	1,723	92.3%	1,500	1,458	97.2%

Same Center Statistics (1)	At June 30, 2016			At June 30, 2015

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,242,000	15,569,000	95.9%	16,208,000	15,625,000	96.4%

Residential Properties (units) (5)	1,326	1,275	96.2%	1,326	1,293	97.5%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At June 30, 2016 leased percentage was 97.4% for anchor tenants and 90.5% for small shop tenants.
(4)	Occupied percentage was 92.9% and 94.9% at June 30, 2016 and 2015, respectively, and same center occupied percentage was 94.8% and 95.8% at June 30, 2016 and 2015, respectively.
(5)
Excludes properties purchased, sold or under redevelopment or development. Excludes the six properties discussed on page 18 under significant acquisitions as we did not consolidate the properties in 2015.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2016

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold USA, Inc.	$17,205,000	3.15%	1,036,000	4.65%	17
2	TJX Companies, The	$13,648,000	2.50%	795,000	3.57%	24
3	Bed, Bath & Beyond, Inc.	$13,265,000	2.43%	736,000	3.30%	20
4	Gap, Inc., The	$12,296,000	2.25%	354,000	1.59%	26
5	L.A. Fitness International LLC	$8,662,000	1.58%	389,000	1.74%	9
6	CVS Corporation	$7,954,000	1.46%	194,000	0.87%	16
7	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	$6,681,000	1.22%	218,000	0.98%	36
8	AMC Entertainment Inc.	$6,572,000	1.20%	317,000	1.42%	6
9	DSW, Inc	$6,390,000	1.17%	229,000	1.03%	11
10	Home Depot, Inc.	$5,587,000	1.02%	438,000	1.96%	5
11	Barnes & Noble, Inc.	$5,417,000	0.99%	244,000	1.09%	9
12	Best Buy Stores, L.P.	$5,410,000	0.99%	186,000	0.83%	4
13	Michaels Stores, Inc.	$5,248,000	0.96%	286,000	1.28%	12
14	Bank of America, N.A.	$5,042,000	0.92%	97,000	0.44%	20
15	Nordstrom, Inc.	$4,913,000	0.90%	195,000	0.87%	5
16	Whole Foods Market, Inc.	$4,425,000	0.81%	167,000	0.75%	4
17	Dick's Sporting Goods, Inc.	$4,402,000	0.81%	206,000	0.92%	5
18	Ross Stores, Inc.	$4,193,000	0.77%	238,000	1.07%	8
19	Kroger Co., The	$4,119,000	0.75%	356,000	1.60%	8
20	Staples, Inc.	$3,844,000	0.70%	178,000	0.80%	8
21	AB Acquisition LLC (Acme, Safeway)	$3,790,000	0.69%	404,000	1.81%	7
22	Starbucks Corporation	$3,649,000	0.67%	64,000	0.29%	39
23	Wells Fargo Bank, N.A.	$3,636,000	0.67%	48,000	0.22%	14
24	Sports Authority Inc., The	$3,418,000	0.63%	194,000	0.87%	5
25	PetSmart, Inc.	$3,354,000	0.61%	150,000	0.67%	6
	Totals - Top 25 Tenants	$163,120,000	29.84%	7,719,000	34.62%	324

	Total:	$546,575,000	(1)	22,294,000	(2)	2,840

Notes:
(1)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of June 30, 2016.
(2)	Excludes redevelopment square footage not yet placed in service.
(3)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2016

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2016. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of August 4, 2016.

	Full Year 2016 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.43	$3.49
Adjustments:
Gain on change in control of interests and sale of real estate, net	(0.37)	(0.37)
Estimated depreciation and amortization of real estate	2.33	2.33
Estimated amortization of initial direct costs of leases	0.23	0.23
Estimated FFO per diluted share	$5.62	$5.68

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(in thousands)
Net income	$58,898	$45,673	137,961	93,876
Depreciation and amortization	48,435	42,671	96,234	84,655
Interest expense	23,101	23,445	46,830	47,613
Early extinguishment of debt	—	19,072	—	19,072
Other interest income	(77)	(74)	(180)	(103)
EBITDA	130,357	130,787	280,845	245,113
Gain on change in control of interests and sale of real estate	(1,787)	(11,509)	(27,513)	(11,509)
Adjusted EBITDA	$128,570	$119,278	$253,332	$233,604

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned and consolidated in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development, unconsolidated properties, and properties purchased or sold at any time during the periods being compared. Same Center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.